Exhibit 10.4

TECHNOLOGY TRANSFER AGREEMENT

THIS TECHNOLOGY TRANSFER AGREEMENT (this “Agreement”) is made and entered into this 30th day of June, 1999, by and between UNIVERSITY OF KANSAS MEDICAL CENTER, an educational institution organized under the laws and statutes of the State of Kansas (“KUMC”), UNIVERSITY OF KANSAS MEDICAL CENTER RESEARCH INSTITUTE, INC., a Kansas not-for-profit corporation (“RI”), and GARY W. WOOD, Ph.D., an individual (“Recipient”).

WITNESSETH:

WHEREAS, KUMC has certain proprietary rights in research, development and other technology, including process and materials relating to cellular immunotherapy, and, more specifically, cancer antigen immunotherapy (the “Technology”), including, without limitation, any and all data, discoveries, inventions, technical information and know-how relating to and disclosed in cellular immunotherapy, owned by KUMC and invented by Recipient; and

WHEREAS, KUMC and the RI have an agreement wherein RI is the manager of intellectual property owned by KUMC; and

WHEREAS, Recipient is interested in obtaining the rights to develop the Technology so that products and services (the “Products and Services”) relating to the Technology might become commercially viable; and

WHEREAS, RI and KUMC do not desire to further develop or commercialize the Technology;

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto do hereby agree as follows:

ARTICLE I

TRANSFER OF TECHNOLOGY

Subject to the terms and conditions of this Agreement, on the full and complete execution of this Agreement, KUMC does hereby validly sell, assign, transfer, grant, bargain, deliver and convey to Recipient KUMC’s entire right, title and interest in and to the Technology. Notwithstanding the foregoing, RI, on behalf of KUMC, hereby retains the following: (i) an irrevocable, royalty-free, non-exclusive license to utilize the Technology for educational and research purposes only; and (ii) the right to publish any of the data obtained pursuant to any such authorized research project relating to the Technology.

ARTICLE II

PURCHASE PRICE, PAYMENT, REPORTS AND RECORDS

2.1 Purchase Price. The purchase price for the Technology to be paid by Recipient to RI, as agent of KUMC, shall be as follows:

(a) KUMC shall receive a payment equal to three percent (3%) of Net Sales from all sales of the Products and Services relating to Technology made by Recipient or Recipient’s Affiliates within twenty (20) years subsequent to the date of this Agreement.

(b) KUMC shall receive a payment equal to seven percent (7%) of any royalties received from a licensee by Recipient or Recipient’s Affiliates relating to the Technology within twenty (20) years subsequent to the date of this Agreement.

(c) KUMC shall receive a payment equal to three percent (3%) of any consideration (other than equity in an Affiliate) received by Recipient or Recipient’s Affiliates in the event of a bona fide sale or other similar transfer of the Technology by Recipient or Recipient’s Affiliates to an independent third party within twenty (20) years subsequent to the date of this Agreement.

Products and Services shall be deemed sold when billed.

2.2 Payment. All amounts payable hereunder shall accrue on the date of sale; all remittances thereof shall be made within forty-five (45) days after the last days of March, June, September and December, with respect to all amounts accrued for the preceding calendar quarter. Payments shall be made in lawful currency of the United States. Payments shall be made to University of Kansas Medical Center Research Institute, Inc., 5009 Wescoe, 3901 Rainbow Boulevard, Kansas City, Kansas 66160-7702, Tax ID No. 48-1108830, referencing Technology.

2.3 Records. Recipient agrees to keep complete books and records of all the Products and Services sold by Recipient and royalties received by Recipient in sufficient detail to enable the royalties payable hereunder by Recipient to be accurately determined. Recipient further agrees to permit such books and records and such other books and records as may be necessary to such determination to be examined at all reasonable times during business hours, provided KUMC and RI shall not, except as otherwise provided herein, be permitted to examine Recipient’s books and records more than once in each calendar year. Requests for further review of Recipient’s books during any calendar year shall be reasonably considered and not unreasonably withheld by Recipient upon proper notice.

2.4 Definitions. As used in this Agreement, the following terms shall have the meaning set forth below:

(a) “Affiliate” shall mean any corporation or other entity of which Recipient now or hereafter during the term of this Agreement owns or controls, directly or indirectly, at least fifty percent (50%) of such entity’s outstanding equity voting stock or other securities.

(b) “Net Sales” shall mean the gross contractual price of the Products and Services less returns, trade-ins, adjustments, allowances, discounts and similar charges and less sales, excise, value added and all other similar taxes, duty, export or import license fees, cost of packaging and crating, and insurance and freight charges with respect to the sale and delivery of the Products and Services when actually paid by Recipient or Recipient’s Affiliates.

2.5 Reimbursement of Patent Costs. Notwithstanding the provisions of Section 2.1 hereof, no payment shall be required until Recipient has received reimbursement for all costs associated with the patent of the Technology or with Recipient’s attempt to patent the Technology.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RECIPIENT

Recipient hereby makes the following representations and warranties to KUMC and to RI, each of which is true and correct on the date hereof, each of which shall be unaffected by any investigation heretofore or hereafter made by KUMC or RI and each of which shall survive the transactions contemplated hereby:

3.1 Recipient as Inventor. Recipient invented the Technology, as disclosed to KUMC.

3.2 Funding. Recipient did not receive any funding from any governmental sources including, but not limited to, the National Institutes of Health (NIH), or other outside sources/private grants, in support of Recipient’s research for the Technology, which may have some claim to the Technology.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF KUMC AND RI

KUMC and RI hereby jointly and severally make the following representations and warranties to Recipient, each of which is true and correct on the date hereof, each of which shall be unaffected by any investigation heretofore or hereafter made by Recipient and each of which shall survive the transactions contemplated hereby:

4.1 Authorization for Agreement. The execution, delivery and performance of this Agreement by KUMC and RI and the consummation of the transaction contemplated hereby has been duly authorized by all necessary actions and proceedings prior to the execution of this Agreement, and this Agreement is, and any documents or instruments to be executed and delivered by KUMC or RI pursuant hereto will be, legal, valid and binding obligations enforceable in accordance with their terms.

4.2 Corporate. KUMC is an educational institution organized and validly existing under the laws and statutes of the State of Kansas. RI is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. KUMC has complete and unrestricted power and authority to sell, assign, transfer, convey and deliver the Technology to Recipient under this Agreement, free and clear of any liens, claims or encumbrances. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the consent or approval of or the giving of notice to, registration, filing or recording with or the taking of any other action by KUMC or RI in respect of any federal, state or local governmental authority or any third party.

4.3 Title to Technology. Subject to any rights Recipient may already possess in the Technology, KUMC has, and pursuant to this Agreement does transfer to Recipient, good and marketable title to the Technology free and clear of all liens, charges, claims, restrictions or encumbrances of any nature whatsoever, and subject to no restrictions with respect to transferability, except as is otherwise provided herein.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF KUMC AND RI

The obligations of KUMC and RI to consummate the transaction contemplated in this Agreement shall be subject to satisfaction, on the date hereof, of the following condition:

(a) Recipient shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants, and conditions required by this Agreement to be performed or complied with by Recipient on the date hereof.

In the event that the foregoing conditions are not satisfied on the date hereof, KUMC and RI may waive such unfulfilled condition, or may, at the option of KUMC and RI, terminate this Agreement and, thereupon, all parties shall be released from any obligations or liabilities hereunder.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF RECIPIENT

The obligations of Recipient to consummate the transactions contemplated in this Agreement shall be subject to satisfaction, on the date hereof, of the following conditions:

(a) The representations and warranties of KUMC and RI contained in this Agreement shall be true and correct on the date hereof; and

(b) KUMC and RI shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants, and conditions required by this Agreement to be performed or complied with by KUMC and RI on the date hereof.

In the event that the foregoing conditions are not satisfied on the date hereof, Recipient may waive such unfulfilled condition, or may, at Recipient’s option, terminate this Agreement and, thereupon, all parties shall be released from any obligations or liabilities hereunder.

ARTICLE VII

SURVIVAL OP REPRESENTATIONS AND WARRANTIES

The parties hereto acknowledge that the representations and warranties of a party contained in this Agreement shall survive the closing of the transaction contemplated by this Agreement. All rights and remedies granted in this Agreement to any party shall be cumulative and not exclusive of any other rights and remedies that each may have at law or in equity.

ARTICLE VIII

MISCELLANEOUS

8.1 Further Execution. Each party hereto shall execute any and all documents as are necessary or desirable to consummate the transactions contemplated by this Agreement. KUMC and RI specifically covenant that either or both of them shall, from time to time, make, execute and deliver such instruments, acts, consents and assurances as Recipient may reasonably require to more effectively convey, transfer and vest in Recipient and to put Recipient in possession of the Technology.

8.2 Notices. Any notice, consent, request, approval, or other communication required or permitted to be given or made pursuant to any provision of this Agreement shall be in writing, signed by or on behalf of the party giving or making such notice, consent, request, approval, or other communication, and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to KUMC:	Ann Victoria Thomas, Esq. General Counsel University of Kansas Medical Center 2007 Murphy 3901 Rainbow Boulevard Lawrence, Kansas 66061-7107

If to RI:	James Baxendale, MS, MBA Director, Division of Technology Transfer & Intellectual Property KUMC Research Institute, Inc. 5009 Wescoe 2901 Rainbow Boulevard Kansas City, Kansas 66160-7702

If to Recipient:	6609 State Line Road Kansas City, Missouri 64113

or to such other address as any party may designate by notice to the other parties hereto. Any such notice, consent, request, approval, or other communication shall be deemed to have been given upon delivery if delivered personally, or two (2) days after it has been deposited in the mails if given by registered or certified mail.

8.3 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective heirs, personal representatives, successors, and assigns of the parties hereto.

8.4 Waiver. No delay or omission on the part of either party in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

8.5 Litigation Expenses. In the event of a lawsuit by either party to enforce any provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses, and attorney’s fees from the non-prevailing party.

8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas.

8.7 Section Headings. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms and provisions hereof.

8.8 Gender. In the construction of this Agreement, the masculine shall include the feminine, and the singular the plural, in all cases where such meanings would be appropriate.

8.9 Severability. In the event that any provision in this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application.

8.10 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

8.11 Entire Agreement. This Agreement contains the entire understanding between and among the parties hereto and supersedes any prior understanding and agreements between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

8.12 Amendment. No alteration, modification or change in this Agreement shall be valid unless executed in writing by the parties hereto.

8.13 Preparation of Documents. The parties hereto acknowledge that the law firm of Shook, Hardy & Bacon L.L.P. has represented the Recipient in the preparation of this Agreement. This Agreement is, however, the joint work product of the parties hereto and, in the event of any ambiguity herein, no inference shall be drawn against a party by reason of document preparation.

8.14 Agreement to be Confidential. Except with respect to any reports to the Board of Directors, the governing body of the University of Kansas, or the primary funding sources for RI, and except as required by law, and, in the case of RI, except as may be required in order to maintain its status as an exempt organization under section 501(c)(3) of the U.S. Internal Revenue Code and regulations there under, none of KUMC, RI or Recipient shall originate any publicity, news release, or other public announcement, written or oral, whether to the public, press, stockholders, or otherwise, relating to this Agreement or any amendment thereto or to performance hereunder without the prior written approval of the other parties. Recipient shall not use the name or logo of the University of Kansas, KUMC, RI, or any variant thereof or any related organization in any advertising, packaging or other promotional material in connection with the sale of a Product relating to the Technology.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

UNIVERSITY OF KANSAS MEDICAL CENTER

by:	/s/ A.L. Chapman
A.L. CHAPMAN, Ph.D.
Vice Chancellor for Academic Affairs and Dean of Graduate Studies and Research
“KUMC”

UNIVERSITY OF KANSAS MEDICAL CENTER RESEARCH INSTITUTE INC.

by:	/s/ Thomas Noffsinger
THOMAS NOFFSINGER, Ph.D.
Executive Director
“RI”

/s/ Gary W. Wood
GARY W. WOOD
“Recipient”